Exhibit 99.1

Fabrinet Announces Fourth Quarter and Fiscal Year 2019 Financial Results

•	Fiscal Year 2019 Revenue Increases 15% from Fiscal Year 2018

•	GAAP and Non-GAAP Net Income Grow 44% and 26%, Respectively

•	Cash Flow From Operations of $147.4 Million Up 7% From Prior Year

BANGKOK, Thailand – August 19, 2019 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its fourth quarter and fiscal year ended June 28, 2019.

Seamus Grady, Chief Executive Officer of Fabrinet, said, “We are pleased with our strong revenue and earnings performance in the fourth quarter, which represented quarterly records for the company. These results reflect the diversity of our customers and the markets that we serve.”

Grady continued, “These strong fourth quarter results also capped the best fiscal year in our history, as we generated record revenue, profitability and operating cash flows, on a full year basis. While we expect first quarter revenue and EPS to moderate from our record fourth quarter performance, we remain optimistic that our leadership as a trusted manufacturing partner positions us for continued success in fiscal 2020 and beyond.”

Fourth Quarter Fiscal Year 2019 Financial Highlights

GAAP Results

•	Revenue for the fourth quarter of fiscal year 2019 was $405.1 million, compared to revenue of $345.3 million for the comparable period in fiscal year 2018.

•

GAAP net income for the fourth quarter of fiscal year 2019 was $33.0 million, compared to GAAP net income of $22.8 million for the fourth quarter of fiscal year 2018. GAAP net income for the fourth quarter of fiscal year 2019 included a foreign exchange gain of $1.8 million, or $0.05 per diluted share, compared to a foreign exchange loss of ($0.9) million, or ($0.02) per diluted share, for the fourth quarter of fiscal year 2018.

•	GAAP net income per diluted share for the fourth quarter of fiscal year 2019 was $0.88, compared to GAAP net income per diluted share of $0.60 for the fourth quarter of fiscal year 2018.

Non-GAAP Results

•

Non-GAAP net income for the fourth quarter of fiscal year 2019 was $37.6 million, compared to non-GAAP net income of $30.7 million for the fourth quarter of fiscal year 2018. Non-GAAP net income for the fourth quarter of fiscal year 2019 included a foreign exchange gain of $1.8 million, or $0.05 per diluted share, compared to a foreign exchange loss of ($0.9) million, or ($0.02) per diluted share, for the fourth quarter of fiscal year 2018.

•	Non-GAAP net income per diluted share for the fourth quarter of fiscal year 2019 was $1.00, compared to non-GAAP net income per diluted share of $0.81 for the same period a year ago.

Fiscal Year 2019 Financial Highlights

GAAP Results

•	Revenue for fiscal year 2019 was $1,584.3 million, an increase of 15% compared to revenue of $1,371.9 million for fiscal year 2018.

•

GAAP net income for fiscal year 2019 was $121.0 million, an increase of 44% compared to GAAP net income of $84.2 million for fiscal year 2018. GAAP net income for fiscal year 2019 included a foreign exchange gain of $1.4 million, or $0.04 per diluted share, compared to a foreign exchange loss of ($6.6) million, or ($0.17) per diluted share, for fiscal year 2018.

•	GAAP net income per diluted share for fiscal year 2019 was $3.23, compared to GAAP net income per diluted share of $2.21 for fiscal year 2018.

Non-GAAP Results

•

Non-GAAP net income for fiscal year 2019 was $142.6 million, an increase of 26% compared to non-GAAP net income of $113.5 million for fiscal year 2018. Non-GAAP net income for fiscal year 2019 included a foreign exchange gain of $1.4 million, or $0.04 per diluted share, compared to a foreign exchange loss of ($6.6) million, or ($0.17) per diluted share, for fiscal year 2018.

•	Non-GAAP net income per diluted share for fiscal year 2019 was $3.81, compared to non-GAAP net income per diluted share of $2.98 for fiscal year 2018.

Business Outlook

Based on information available as of August 19, 2019, Fabrinet is issuing guidance for its first quarter of fiscal year 2020 ending September 27, 2019, as follows:

•	Fabrinet expects first quarter revenue to be in the range of $386 million to $394 million.

•	GAAP net income per diluted share is expected to be in the range of $0.64 to $0.68, based on approximately 37.4 million fully diluted shares outstanding.

•	Non-GAAP net income per diluted share is expected to be in the range of $0.80 to $0.84, based on approximately 37.4 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Fourth Quarter and Fiscal Year 2019 Financial Results Call

When:	Monday, August 19, 2019

Time:	5:00 p.m. ET

Live Call:	(888) 357-3694, domestic (253) 237-1137, international Passcode: 5568615

Replay:	(855) 859-2056, domestic (404) 537-3406, international Passcode: 5568615

Webcast:	http://investor.fabrinet.com/ (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China and the United Kingdom. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) statements regarding our expectation that revenue and EPS for the first quarter of fiscal year 2020 will moderate from our performance for the fourth quarter of fiscal year 2019, as well as our expectation that we will have success in fiscal year 2020 and beyond; and (2) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the first quarter of fiscal year 2020. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, the U.S. and the U.K.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q, filed on May 7, 2019. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; depreciation of fair value uplift; ASC 606 adoption impact on gross profit; severance payments; expenses related to our CFO/CEO search; amortization of intangibles; business combination expenses and consulting fee; amortization of debt issuance costs; and expenses related to reduction in workforce. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Garo Toomajanian

ir@fabrinet.com

FABRINET

CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share data and par value)	June 28, 2019	June 29, 2018
Assets
Current assets
Cash and cash equivalents	$180,839	$158,102
Restricted cash in connection with business acquisition	—	3,331
Short-term investments	256,493	174,269
Trade accounts receivable, net	260,602	246,912
Contract assets	12,447	—
Inventory, net	293,612	257,687
Prepaid expenses	8,827	8,061
Other current assets	11,015	5,948

Total current assets	1,023,835	854,310

Non-current assets
Long-term restricted cash	7,402	—
Property, plant and equipment, net	210,686	219,640
Intangibles, net	3,887	4,880
Goodwill	3,705	3,828
Deferred tax assets	5,679	5,280
Other non-current assets	124	80

Total non-current assets	231,483	233,708

Total Assets	$1,255,318	$1,088,018

Liabilities and Shareholders’ Equity
Current liabilities
Bank borrowings	$3,250	$3,250
Trade accounts payable	257,617	220,159
Contract liabilities	2,239	—
Capital lease liability, current portion	398	451
Income tax payable	1,801	709
Deferred liability in connection with business acquisition	—	3,331
Accrued payroll, bonus and related expenses	16,510	13,476
Accrued expenses	8,997	9,013
Other payables	22,236	19,728

Total current liabilities	313,048	270,117

Non-current liabilities
Long-term loan from bank	57,688	60,938
Deferred tax liability	3,561	2,284
Capital lease liability, non-current portion	102	516
Severance liabilities	15,209	10,162
Other non-current liabilities	2,611	3,062

Total non-current liabilities	79,171	76,962

Total Liabilities	392,219	347,079

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of June 28, 2019 and June 29, 2018)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 38,230,753 shares and 37,723,733 shares issued as of June 28, 2019 and June 29, 2018, respectively; and 36,841,650 shares and 36,434,630 shares outstanding as of June 28, 2019 and June 29, 2018, respectively)	382	377
Additional paid-in capital	158,299	151,797
Less: Treasury shares (1,389,103 shares and 1,289,103 shares as of June 28, 2019 and June 29, 2018, respectively)	(47,779)	(42,401)
Accumulated other comprehensive loss	(2,386)	(1,257)
Retained earnings	754,583	632,423

Total Shareholders’ Equity	863,099	740,939

Total Liabilities and Shareholders’ Equity	$1,255,318	$1,088,018

FABRINET

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended		Twelve Months Ended
(in thousands of U.S. dollars, except per share data)	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Revenues	$405,127	$345,327	$1,584,335	$1,371,925
Cost of revenues	(358,501)	(306,346)	(1,405,111)	(1,218,513)

Gross profit	46,626	38,981	179,224	153,412
Selling, general and administrative expenses	(13,771)	(16,559)	(55,067)	(57,812)
Expenses related to reduction in workforce	(789)	—	(1,516)	(1,776)

Operating income	32,066	22,422	122,641	93,824
Interest income	1,929	1,371	6,699	3,925
Interest expense	(1,708)	(1,107)	(5,381)	(3,606)
Foreign exchange gain (loss), net	1,814	(877)	1,406	(6,587)
Other income, net	70	35	868	473

Income before income taxes	34,171	21,844	126,233	88,029
Income tax expense	(1,214)	924	(5,278)	(3,862)

Net income	32,957	22,768	120,955	84,167

Other comprehensive loss, net of tax:
Change in net unrealized gain (loss) on available-for-sale securities	644	29	2,043	(1,019)
Change in net unrealized gain (loss) on derivative instruments	1	—	(1)	(1)
Change in retirement benefits plan – prior service cost	(2,537)	—	(2,537)	—
Change in foreign currency translation adjustment	(415)	(1,247)	(634)	111

Total other comprehensive loss, net of tax	(2,307)	(1,218)	(1,129)	(909)

Net comprehensive income	30,650	21,550	$119,826	$83,258

Earnings per share
Basic	$0.89	$0.62	$3.29	$2.26
Diluted	$0.88	$0.60	$3.23	$2.21

Weighted average number of ordinary shares outstanding (thousands of shares)
Basic	36,836	36,828	36,798	37,257
Diluted	37,511	37,766	37,415	38,035

FABRINET

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
(in thousands of U. S. dollars)	June 28, 2019	June 29, 2018
Cash flows from operating activities
Net income	$120,955	$84,167
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	29,944	29,087
(Gain) loss on disposal and impairment of property, plant and equipment	(4)	18
Loss on disposal of intangibles	149	447
Loss from sales and maturities of available-for-sale securities	135	364
Amortization of investment discount	(592)	(506)
Amortization of deferred debt issuance costs	—	994
Allowance for doubtful accounts (reversal)	36	(23)
Unrealized (gain) loss on exchange rate and fair value of derivative	(6,980)	4,222
Share-based compensation	17,157	22,581
Deferred income tax	879	(2,074)
Severance liabilities	3,343	1,801
Other non-cash expenses	(450)	332
(Reversal of) Inventory obsolescence	(563)	(436)
Changes in operating assets and liabilities
Trade accounts receivable	(13,494)	17,852
Contract assets	(2,570)	—
Inventory	(44,035)	(19,432)
Other current assets and non-current assets	(186)	(4,464)
Trade accounts payable	38,807	3,502
Contract liabilities	2,239	—
Income tax payable	1,092	(1,267)
Other current liabilities and non-current liabilities	1,532	915

Net cash provided by operating activities	147,394	138,080

Cash flows from investing activities
Purchase of short-term investments	(233,080)	(152,908)
Proceeds from sales of short-term investments	99,142	61,795
Proceeds from maturities of short-term investments	54,215	67,417
Payments in connection with business acquisition, net of cash acquired	—	—
Purchase of property, plant and equipment	(18,661)	(33,825)
Proceeds from disposal of property, plant and equipment	599	449
Purchase of intangibles	(282)	(1,577)

Net cash used in investing activities	(98,067)	(58,649)

Cash flows from financing activities
Proceeds of short-term loan from bank	—	5,000
Repayment of short-term loan from bank	—	(1,003)
Repayment of long-term loan from bank	(3,250)	(11,212)
Proceeds from issuance of ordinary shares under employee share option plan	—	1,436
Repayment of capital lease liability	(468)	(417)
Repurchase of ordinary shares	(5,378)	(42,401)
Release of restricted cash held in connection with business acquisition	(3,478)	—
Withholding tax related to net share settlement of restricted share units	(10,649)	(5,509)

Net cash used in financing activities	(23,223)	(54,106)

Net increase in cash, cash equivalents and restricted cash	$26,104	$25,325

Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	$161,433	$137,137
Increase (decrease) in cash, cash equivalents and restricted cash	26,104	25,325
Effect of exchange rate on cash, cash equivalents and restricted cash	704	(1,029)

Cash, cash equivalents and restricted cash at end of period	$188,241	$161,433

FABRINET

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of same amounts shown in the consolidated statements of cash flows:

(amount in thousands)	As of June 28, 2019	As of June 29, 2018
Cash and cash equivalents	$180,839	$158,102
Restricted cash	7,402	3,331

Cash, cash equivalents and restricted cash	$188,241	$161,433

FABRINET

RECONCILIATION OF ASC 605 TO ASC 606

	Three Months Ended June 28, 2019
(in thousands of U.S. dollars, except per share data)	As reported under ASC 606	Adjustment	ASC 605
Revenues	$405,127	$(1,894)	$403,233
Cost of revenues	(357,144)	1,404	(355,740)

Gross profit	47,983	(490)	47,493
Selling, general and administrative expenses	(11,267)	—	(11,267)

Operating income	36,716	(490)	36,226
Interest income	1,929	(10)	1,919
Interest expense	(1,708)	—	(1,708)
Foreign exchange gain, net	1,814	—	1,814
Other income, net	70	—	70

Income before income taxes	38,821	(500)	38,321
Income tax expense	(1,214)	—	(1,214)

Net income	37,607	(500)	37,107

Other comprehensive loss, net of tax:
Change in net unrealized gain on available-for-sale securities	644	—	644
Change in net unrealized gain on derivative instruments	1	—	1
Change in retirement benefits plan - prior service cost	(2,537)	—	(2,537)
Change in foreign currency translation adjustment	(415)	—	(415)

Total other comprehensive loss, net of tax	(2,307)	—	(2,307)

Net comprehensive income	$35,300	$(500)	$34,800

Earnings per share
Basic	$1.02	$(0.01)	$1.01
Diluted	$1.00	$(0.01)	$0.99

Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	36,836	—	36,836
Diluted	37,511	—	37,511

FABRINET

RECONCILIATION OF ASC 605 TO ASC 606

	Twelve Months Ended June 28, 2019
(in thousands of U.S. dollars, except per share data)	As reported under ASC 606	Adjustment	ASC 605
Revenues	$1,584,055	$(2,560)	$1,581,495
Cost of revenues	(1,398,866)	1,745	(1,397,121)

Gross profit	185,189	(815)	184,374
Selling, general and administrative expenses	(40,909)	—	(40,909)

Operating income	144,280	(815)	143,465
Interest income	6,699	(10)	6,689
Interest expense	(5,381)	—	(5,381)
Foreign exchange gain, net	1,406	—	1,406
Other income, net	868	—	868

Income before income taxes	147,872	(825)	147,047
Income tax expense	(5,278)	—	(5,278)

Net income	142,594	(825)	141,769

Other comprehensive loss, net of tax:
Change in net unrealized gain on available-for-sale securities	2,043	—	2,043
Change in net unrealized loss on derivative instruments	(1)	—	(1)
Change in retirement benefits plan - prior service cost	(2,537)	—	(2,537)
Change in foreign currency translation adjustment	(634)	—	(634)

Total other comprehensive loss, net of tax	(1,129)	—	(1,129)

Net comprehensive income	$141,465	$(825)	$140,640

Earnings per share
Basic	$3.88	$(0.03)	$3.85
Diluted	$3.81	$(0.02)	$3.79

Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	36,798	—	36,798
Diluted	37,415	—	37,415

FABRINET

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended				Twelve Months Ended
	June 28, 2019		June 29, 2018		June 28, 2019		June 29, 2018
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	32,957	0.88	22,768	0.60	120,955	3.23	84,167	2.21
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1271	0.03	1,507	0.04	5,655	0.15	6,784	0.18
Depreciation of fair value uplift	86	0.00	89	0.00	341	0.01	330	0.01
ASC 606 adoption impact on gross profit	—	—	—	—	(31)	(0.00)	—	—

Total related to gross profit	1,357	0.04	1,596	0.04	5,965	0.16	7,114	0.19

Related to selling, general and administrative expenses:
Share-based compensation expenses	2,513	0.07	3,370	0.09	11,502	0.31	15,797	0.42
Expenses related to CFO/CEO search	(567)	(0.02)	—	—	290	0.01	204	0.01
Amortization of intangibles	163	0.00	199	0.01	694	0.02	780	0.02
Business combination expenses and consulting fee	224	0.01	—	—	552	0.01	117	0.00
Severance payments	171	0.00	2,142	0.06	1,120	0.03	2,142	0.06

Total related to selling, general and administrative expenses	2,504	0.07	5,711	0.15	14,158	0.38	19,040	0.50

Related to other incomes and other expenses:
Expenses related to reduction in workforce	789	0.02	—	—	1,516	0.04	1,776	0.05
Amortization of debt issuance costs	—	—	634	0.02	—	—	1,412	0.04

Total related to other incomes and other expenses	789	0.02	634	0.02	1,516	0.04	3,188	0.08

Total related to net income & EPS	4,650	0.12	7,941	0.21	21,639	0.58	29,342	0.77

Non-GAAP measures	37,607	1.00	30,709	0.81	142,594	3.81	113,509	2.98

Shares used in computing diluted net income per share
GAAP diluted shares		37,511		37,766		37,415		38,035
Non-GAAP diluted shares		37,511		37,766		37,415		38,035

FABRINET

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(amount in thousands)	Three Months Ended		Twelve Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Net cash provided by operating activities	$41,890	$48,286	$147,394	$138,080
Less: Purchase of property, plant and equipment	(5,450)	(5,557)	(18,661)	(33,825)

Non-GAAP free cash flow	$36,440	$42,729	$128,733	$104,255

FABRINET

GUIDANCE FOR QUARTER ENDING SEPTEMBER 27, 2019

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share:	$0.64 to $0.68
Related to cost of revenues:
Share-based compensation expenses	0.04

Total related to gross profit	0.04

Related to selling, general and administrative expenses:
Share-based compensation expenses	0.11
Business combination expenses	0.01

Total related to selling, general and administrative expenses	0.12

Total related to net income & EPS	0.16

Non-GAAP net income per diluted share	$0.80 to $0.84